SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2002

SATX, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-29755	87-0293479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2424 N. Federal Highway, Suite 160 Boca Raton, Florida		33431
(Address of principal executive offices)		(ZIP Code)

(561) 417-2988

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

(a) On March 22, 2002 SATX, Inc. filed a voluntary petition for relief under chapter 11, title 11 United States Code in the U.S. Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, Case No. 02-20829-C-11.

(b) A First Amended Plan of Reorganization was timely filed on September 30, 2002. On November 25, 2002 the Debtor’s First Amended Plan of Reorganization was confirmed by the Bankruptcy Court. On November 26, 2002 a Notice of Entry of Order Confirming Plan of Reorganization was entered.

Under the plan SATX will change its name to Peninsula Holdings Group, Ltd. An amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State to reflect the name change. Garry McHenry will step down as President and take the position of Vice President. Mrs. Lilly Beter will be President of the company.

On the Effective Date, each Allowed Administration Expense Claim shall be paid in full in Cash or upon such other terms as may be agreed upon by and between any Administration Claimant and the Debtor.

Thirty days after the Effective Date, each Allowed Class 1 Priority Non-Tax Claim shall be paid in full with shares of new Class B stock on a one share per dollar owed or upon such other terms as may be agreed upon by and between any Priority Non-Tax Claimant and the Debtor.

Each Priority Tax Claimant shall be paid 100% of its Allowed Priority Tax Claim in cash and in full on the Effective Date.

Thirty days after the Effective Date, each Class 3 Allowed Unsecured Claim shall be paid in full with shares of new Class B stock on a one share per dollar owed or upon such other terms as may be agreed upon by and between any Unsecured Claimant and the Debtor.

Thirty days after the Effective Date, each Class 4 Allowed Litigation Claim shall be paid in full with shares of new Class B stock on a one share per dollar owed or upon such other terms as may be agreed upon by and between any Unsecured Claimant and the Debtor.

Peninsula proposes to purchase 100% of all the outstanding and issued capital stock of Intelligent Medicine, Inc. (“IMED”). IMED, a Delaware Corporation, is a Houston, Texas based company originally founded in 1993. IMED operates within the healthcare technology industry specifically referred to as “telemedicine.”

Peninsula proposes to purchase 100% of all the outstanding and issued capital stock of First Genesis, Inc., 100% of all the outstanding and issued capital stock of one wholly owned subsidiary and a licensing agreement with another company called Gr8Alert, Inc. First Genesis, Inc. is a Delaware corporation. For the past four years the company has been involved in the Information Technology Consulting business primarily in the Energy and Financial Industry. The company has developed an intellectual property called Global Application Framework, or GAFi®, which is a technology used in the health “Informatics” industry for managing patients’ medical records. The health Informatics business has developed into First Genesis’ primary business focus.

Peninsula proposes to form a wholly owned Delaware subsidiary, Iceberg Oil and Gas, Inc. The Company will purchase certain oil and natural gas platforms with existing proved reserves. The Company will target acquisitions from owners that are currently in a distressed situation. The Company where possible will acquire developed properties, aggressively manage and exploit all properties, and use technological expertise to develop reserves.

Peninsula proposes to form a wholly owned subsidiary, High Yield Financial, Inc. High Yield Financial, Inc. will be a Peninsula wholly owned Delaware subsidiary. The Company will be in the business of purchasing high yield, low grade defunct credit risks of mortgages, more commonly known as “non performing bond pools.” The Company will buy the bond pools at an average approximate price of between 33 to 65 cents on the dollar, but at times may pay from prices lower than 33 cents and/or higher than 65 cents, depending on the pool that is purchased. The Company intends to buy the pools, repackage the performing bonds and sell them. The Company will take the non-performing bonds and sell the assets that were used to securitize each bond.

Description of Common Stock. Peninsula will issue four classes of securities authorized and available for distribution. They are:

850,000,000 Preferred Shares. No voting rights.

850,000,000 Class A common shares for current and future shareholders. These shares are accorded all voting rights generally available for corporate governance.

850,000,000 Class B common shares for current creditors. These shares are accorded all voting rights generally available for corporate governance.

850,000,000 Class C common shares. These shares are accorded all voting rights generally available for corporate governance. They will be authorized and not be issued at this time pursuant to any provision of the First Amended Plan of Reorganization.

All shares of stock received by creditors will be tradable. Stockholders do not have preemptive rights or other rights to subscribe for additional shares, and the Common Stock of reorganized Peninsula are not subject to conversion or redemption. Each share of Common Stock of reorganized Peninsula are entitled to one vote. After confirmation, all voting power of reorganized Peninsula will reside in the holders of the Common Stock. Holders of Common Stock of reorganized Peninsula do not have cumulative voting rights in the election of directors. The Common Stock of reorganized Peninsula when issued as described herein will be duly issued, fully paid and nonassessable.

Shares of stock issued under Class B stock will be used to satisfy all claims against the Debtor except for unsecured priority tax claims. All holders of unsecured claims, except for unsecured priority tax claims, will be paid one share per dollar owed.

Shares of stock issued under Class C stock will be authorized but not issued pursuant to any provisions of the First Amended Plan of Reorganization.

An amendment to the Articles of Incorporation will be filed with the Nevada Secretary of State to reflect the above four classes of securities.

ITEM 6. RESIGNATIONS OF REGISTRANT’S DIRECTORS.

As part of Peninsulas’s plan of reorganization, on December 2, 2002 a joint letter was submitted to the board of directors in which Garry McHenry resigned as President and accepted the position of Vice President, and Mrs. Lilly Beter accepted the position as President of the Company.

The following documents are provided as Exhibits to this Form 8-K:

(c) EXHIBITS.

EXHIBIT NO.	DOCUMENT DESCRIPTION

2(1)	First Amended Plan of Reorganization filed September 30, 2002.

2(2)	Order Confirming Plan of Reorganization.

2(3)	Order of Entry of Order Confirming Plan of Reorganization

17	Joint letter to the Peninsula Holdings Group, Ltd./SATX, Inc. board of directors from Garry McHenry and Lilly Beter dated December 2, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATX, INC.

December 4, 2002

By:	/s/ Lilly Beter

Lilly Beter, President

EXHIBIT NO.	DOCUMENT DESCRIPTION

2(1)	First Amended Plan of Reorganization filed September 30, 2002.

2(2)	Order Confirming Plan of Reorganization.

2(3)	Order of Entry of Order Confirming Plan of Reorganization

17	Joint letter to the Peninsula Holdings Group, Ltd./SATX, Inc. board of directors from Garry McHenry and Lilly Beter dated December 2, 2002.